Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Fourth Quarter Net Income of $15.5 Million

BRYN MAWR, Pa., January 21, 2021 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $15.5 million, or $0.78 diluted earnings per share, for the three months ended December 31, 2020, as compared to $13.2 million, or $0.66 diluted earnings per share, for the three months ended September 30, 2020, and $16.4 million, or $0.81 diluted earnings per share, for the three months ended December 31, 2019.

As detailed in the appendix to this earnings release, management calculates core net income, a non-GAAP measure. Core net income for the three months ended December 31, 2020 excludes certain non-core noninterest income and expense items recognized in connection with the sale of owned office space, the early termination of leased office space, and the planned closure of a branch location. As detailed in the appendix to this earnings release, while the individual components of these items were meaningful, overall core net income of $15.5 million, or $0.77 diluted earnings per share, was relatively consistent as compared to GAAP net income. There were no meaningful non-core income or expense items for the three months ended September 30, 2020 or December 31, 2019. A reconciliation of core net income and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are pleased with how we concluded this challenging year,” commented Frank Leto, President and Chief Executive Officer, continuing, “We are excited to report that our prior investments in technology and the commitment of our people to quickly and successfully adapt to a sustainable remote working environment allowed us to execute on permanent office space reductions. The net earnings impact of the one-time gains and costs resulting from these occupancy decisions, coupled with the one-time costs associated with the forthcoming closure of one branch location was not material. We expect that these cost-saving decisions will positively impact our noninterest expense in 2021 and beyond.” Mr. Leto continued, “The number of loans within our COVID-19 deferral program at year-end has considerably decreased from prior quarters as borrowers have begun resuming payments. Lastly, our wealth division continues to perform strongly and finished the year with $19 billion in assets under management, an increase of $2.4 billion from a year ago, and linked quarter growth in revenue of over 7%.”

On January 21, 2021, the Board of Directors of the Corporation declared a quarterly dividend of $0.27 per share, payable March 1, 2021 to shareholders of record as of February 1, 2021.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Fourth Quarter 2020 Compared to Third Quarter 2020

•Net income for the three months ended December 31, 2020 was $15.5 million, or $0.78 diluted earnings per share, as compared to $13.2 million, or $0.66 diluted earnings per share, for the three months ended September 30, 2020. Net interest income for the three months ended December 31, 2020 was $35.0 million, relatively unchanged as compared to the linked quarter. The provision for credit losses (the “Provision”), which includes the provision for credit losses on loans and leases, off-balance sheet credit exposures, and accrued interest receivable on COVID-19 deferrals, for the three months ended December 31, 2020 was a release of $1.2 million, as compared to a provision of $4.1 million for the three months ended September 30, 2020, a difference of $5.3 million. Total noninterest income increased $907 thousand, total noninterest expense increased $3.4 million, and income tax expense increased $385 thousand for the three months ended December 31, 2020, as compared to the three months ended September 30, 2020.

•Net interest income for the three months ended December 31, 2020 was $35.0 million, relatively unchanged as compared to the linked quarter. Tax-equivalent net interest income for the three months ended December 31, 2020 was $35.1 million, relatively unchanged as compared to the linked quarter. Tax-equivalent net interest income for the fourth quarter of 2020 was positively impacted by the accretion of purchase accounting fair value marks of $918 thousand, an increase of $118 thousand as compared to $800 thousand for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2020 was $34.2 million, a decrease of $115 thousand over the linked quarter. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.04% for the three months ended December 31, 2020 as compared to 3.03% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 2.96% for both the three months ended December 31, 2020 and three months ended September 30, 2020, respectively. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The change in tax-equivalent net interest income adjusted for purchase accounting included a decrease of $1.3 million in tax-equivalent interest and fees earned on loans and leases partially offset by a decrease of $1.1 million in interest expense on deposits, for the three months ended December 31, 2020 as compared to the linked quarter.

Tax-equivalent interest and fees earned on loans and leases for the three months ended December 31, 2020 decreased $1.2 million as compared to the linked quarter. The tax-equivalent yield on average loans and leases for the three months ended December 31, 2020 was 3.89%, an eight basis point decrease as compared to the linked quarter. Average loans and leases decreased $43.9 million for the three months ended December 31, 2020 as compared to the linked quarter.

Interest expense on deposits for the three months ended December 31, 2020 decreased $1.1 million over the linked quarter. The rate paid on average interest-bearing deposits for the three months ended December 31, 2020 was 0.27%, a 14 basis point decrease as compared to the linked quarter. Average interest-bearing deposits for the three months ended December 31, 2020 decreased $125.7 million as compared to the linked quarter.

•Noninterest income of $22.0 million for the three months ended December 31, 2020 represented a $907 thousand increase over the linked quarter. The increase was driven by the $2.3 million gain on sale of long-lived assets recognized in the fourth quarter of 2020 in connection with the sale of owned office space, as well as an $881 thousand increase in fees for wealth management services. These increases were partially offset by a decrease of $2.5 million in capital markets revenue primarily due to decreased volume and size of interest rate swap transactions with commercial loan customers for the three months ended December 31, 2020 as compared to the linked quarter.

•Noninterest expense of $38.6 million for the three months ended December 31, 2020 represented a $3.4 million increase over the linked quarter. The increase was primarily driven by $1.6 million of impairment of long-lived assets and $801 thousand of disposal expense of leasehold improvements and equipment associated with the sale of owned office space and the early termination of leased office space.

These facility driven charges, which are detailed in the appendix to this earnings release as non-core items, coupled with increases of $1.2 million and $529 thousand in other operating expenses and salaries and wages, respectively, were partially offset by a decrease of $454 thousand in Pennsylvania bank shares tax expense. The increase in other operating expenses included a $598 thousand increase in deferred compensation expense, which was primarily due to market fluctuations in the fourth quarter of 2020 affecting the Corporation's deferred compensation plan liability, and a $387 thousand increase in contributions. The increase in salaries and wages was primarily due to an increase in incentive accruals. The decrease in Pennsylvania bank shares tax was driven by an increase in tax credits and refunds recorded in the fourth quarter of 2020 in connection with contributions to qualified organizations under Pennsylvania tax credit programs.

•A release of Provision of $1.2 million for the three months ended December 31, 2020 compared to a Provision of $4.1 million for the three months ended September 30, 2020, a difference of $5.3 million. A $629 thousand release of provision for credit losses on off-balance sheet exposures and a $379 thousand release of provision for credit losses on loans and leases for the three months ended December 31, 2020 were driven by improvements in the current and forward-looking economic conditions, primarily Pennsylvania unemployment, included in the estimation of expected credit losses as compared to September 30, 2020. A $201 thousand release of provision for credit losses on accrued interest receivable on COVID-19 deferrals for the three months ended December 31, 2020 was primarily driven by a decrease in loans and leases within a deferral period. Net loan and lease charge-offs for the fourth quarter of 2020 totaled $2.3 million, an increase of $153 thousand as compared to $2.2 million for the third quarter of 2020.

•The effective tax rate for the fourth quarter of 2020 decreased to 20.86% as compared to 22.03% for the third quarter of 2020. The decrease in effective tax rate was primarily due to an $84 thousand decrease in discrete tax expense related to stock-based compensation coupled with a reduction in state income tax expense.

Results of Operations – Fourth Quarter 2020 Compared to Fourth Quarter 2019

•Net income for the three months ended December 31, 2020 was $15.5 million, or $0.78 diluted earnings per share, as compared to $16.4 million, or $0.81 diluted earnings per share, for the three months ended December 31, 2019. Net interest income for the three months ended December 31, 2020 was $35.0 million, a decrease of $948 thousand as compared to the same period in 2019. The Provision for the three months ended December 31, 2020, as calculated under the Current Expected Credit Loss (“CECL”) framework, decreased $3.6 million as compared to the same period in 2019, which was calculated in accordance with previously-applicable GAAP. Total noninterest income decreased $1.2 million, total noninterest expense increased $2.4 million, and income tax expense decreased $108 thousand for the three months ended December 31, 2020 as compared to the three months ended December 31, 2019.

•Net interest income for the three months ended December 31, 2020 was $35.0 million, a decrease of $948 thousand as compared to the same period in 2019. Tax-equivalent net interest income for the three months ended December 31, 2020 was $35.1 million, a decrease of $954 thousand as compared to the same period in 2019. Tax-equivalent net interest income for the fourth quarter of 2020 was positively impacted by the accretion of purchase accounting fair value marks of $918 thousand as compared to $1.1 million for the same period in 2019. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2020 was $34.2 million, a decrease of $789 thousand as compared to the same period in 2019. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

The tax-equivalent net interest margin was 3.04% for the three months ended December 31, 2020 as compared to 3.36% for the same period in 2019. Adjusting for the impacts of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 2.96% and 3.26% for three months ended December 31, 2020 and 2019, respectively. The main drivers for the decrease in the adjusted tax-equivalent net interest margin were the rate and volume changes of interest-bearing assets and liabilities as discussed in the below bullet points. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

Items contributing to the decrease in tax-equivalent net interest income adjusted for purchase accounting included decreases of $7.5 million and $790 thousand in tax-equivalent interest and fees earned on loans and leases and tax-equivalent interest income on available for sale investment securities, respectively, partially offset by decreases of $6.8 million and $546 thousand in interest paid on deposits and interest expense on short-term borrowings, respectively, for the three months ended December 31, 2020 as compared to the same period in 2019.

Tax-equivalent interest and fees earned on loans and leases for the three months ended December 31, 2020 decreased $7.6 million as compared to the same period in 2019. The tax-equivalent yield on average loans and leases for the three months ended December 31, 2020 was 3.89%, an 89 basis point decrease as compared to the same period in 2019. The effect of the decrease in the tax-equivalent yield was partially offset by an increase of $59.0 million in average loans and leases for the three months ended December 31, 2020 as compared to same period in 2019.

Tax-equivalent interest income on available for sale investment securities for the three months ended December 31, 2020 decreased $790 thousand as compared to the same period in 2019. The tax-equivalent yield on average available for sale investment securities for the three months ended December 31, 2020 was 1.51%, an 82 basis point decrease as compared to the same period in 2019. The effect of the decrease in the tax-equivalent yield was partially offset by an increase of $105.9 million in average available for sale investment securities for the three months ended December 31, 2020 as compared to the same period in 2019.

Interest expense on deposits for the three months ended December 31, 2020 decreased $6.8 million as compared to the same period in 2019. The rate paid on average interest-bearing deposits for the three months ended December 31, 2020 was 0.27%, a 96 basis point decrease as compared to the same period in 2019. Average interest-bearing deposits for the three months ended December 31, 2020 decreased $33.1 million as compared to the same period in 2019.

Interest expense on short-term borrowings for the three months ended December 31, 2020 decreased $546 thousand as compared to the same period in 2019. The decrease was primarily due to a $92.5 million decrease in average short-term borrowings for the three months ended December 31, 2020 as compared to the same period in 2019, coupled with a 169 basis point decrease in the rate paid for the three months ended December 31, 2020 as compared to the same period in 2019.

•Noninterest income of $22.0 million for the three months ended December 31, 2020 represented a $1.2 million decrease over the same period in 2019. The decrease was driven by a $4.6 million decrease in capital markets revenue primarily due to decreased volume and size of interest rate swap transactions with commercial loan customers for the three months ended December 31, 2020 as compared to the same period in 2019. Partially offsetting the decrease was a $2.3 million gain on sale of long-lived assets recognized in the fourth quarter of 2020 in connection with the sale of owned office space, as well as a $916 thousand increase in fees for wealth management services.

•Noninterest expense of $38.6 million for the three months ended December 31, 2020 represented a $2.4 million increase over the same period in 2019. The increase was primarily driven by $1.6 million of impairment of long-lived assets and $801 thousand of disposal expense of leasehold improvements and equipment associated with the sale of owned office space and the early termination of leased office space.
These facility driven charges, which are detailed in the appendix to this earnings release as non-core items, coupled with an increase of $1.6 million in other operating expenses were partially offset by decreases of $937 thousand and $381 thousand in salaries and wages and Pennsylvania bank shares tax expense, respectively. The decrease in salaries and wages was primarily driven by reduced headcount. The decrease in Pennsylvania bank shares tax was driven by an increase in tax credits and refunds recorded in the fourth quarter of 2020 in connection with contributions to qualified organizations under Pennsylvania tax credit programs.

•A release of Provision of $1.2 million for the three months ended December 31, 2020, as calculated under the CECL framework, compared to a Provision, calculated in accordance with previously-applicable GAAP, of $2.4 million for the same period in 2019, a difference of $3.6 million. A $629 thousand release of provision for credit losses on off-balance sheet exposures and a $379 thousand release of provision for credit losses on loans and leases for the three months ended December 31, 2020 were driven by improvements in the current and forward-looking economic conditions, primarily Pennsylvania unemployment, included in the estimation of expected credit losses. A $201 thousand release of provision for credit losses on accrued interest receivable on COVID-19 deferrals for the three months ended December 31, 2020 was primarily driven by a decrease in loans and leases within a deferral period. Net loan and lease charge-offs for the fourth quarter of 2020 totaled $2.3 million, an increase of $1.9 million as compared to $400 thousand for the fourth quarter in 2019.

•The effective tax rate for the fourth quarter of 2020 increased to 20.86% as compared to 20.41% for the fourth quarter of 2019.

Financial Condition – December 31, 2020 Compared to December 31, 2019

•Total assets as of December 31, 2020 were $5.43 billion, an increase of $168.8 million from December 31, 2019. Increases of $169.0 million, $71.3 million, and $42.4 million in available for sale investment securities, other assets, and cash balances, respectively, were partially offset by a decrease of $60.9 million in portfolio loans and leases and an increase of $31.1 million in the allowance for credit losses (“ACL”) on loans and leases. The changes in available for sale investment securities, portfolio loans and leases, and the ACL on loans and leases are discussed in the bullets below. The increase in other assets was primarily driven by a $66.2 million increase in the fair value of interest rate swaps.

•Available for sale investment securities as of December 31, 2020 totaled $1.18 billion, an increase of $169.0 million from December 31, 2019. Increases of $94.4 million, $87.9 million, and $11.4 million in collateralized loan obligations, mortgage-backed securities, and corporate bonds, respectively, were partially offset by decreases of $12.6 million and $8.9 million in collateralized mortgage obligations and U.S. Government and agency securities, respectively.

•Total portfolio loans and leases of $3.63 billion as of December 31, 2020 decreased $60.9 million, or 1.7%, from December 31, 2019. Decreases of $85.3 million, $54.9 million, $40.9 million, $17.6 million, $13.0 million and $12.7 million in residential mortgage 1st liens, home equity lines of credit, construction loans, consumer loans, residential mortgage 2nd liens and leases, respectively, were partially offset by increases of $98.4 million, $50.9 million and $14.2 million in nonowner-occupied commercial real estate loans, owner-occupied commercial real estate loans and commercial and industrial loans, respectively. In conjunction with the adoption of CECL, the Corporation has revised its portfolio segmentation to align with the methodology applied in determining the ACL for loans and leases under CECL, which is based on federal call report codes which classify loans based on the primary collateral supporting the loan. Portfolio segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform previous years to the current year's presentation.

As of December 31, 2020, 66 consumer loans and leases in the amount of $7.3 million and 37 commercial loans in the amount of $67.7 million are within a deferral period under the Bank's modification programs, the total comprising 2.1% of the Bank’s portfolio loans and leases. Of those commercial loans within a deferral period, $59.0 million, or 87.2% of deferred commercial loans, continue to make interest-only payments.

•The ACL on loans and leases was $22.6 million as of December 31, 2019. Effective January 1, 2020, the Corporation adopted CECL and recognized an increase in the ACL on loans and leases of approximately $3.2 million, as a cumulative effect of a change in accounting principle, with a corresponding decrease, net of tax, in retained earnings. The ACL on loans and leases was $53.7 million as of December 31, 2020, an increase of $31.1 million as compared to December 31, 2019. The significant increase was driven by the current and forward-looking adverse economic impacts of the COVID-19 pandemic included in the estimation of expected credit losses on loans and leases as of December 31, 2020 as compared to our initial adoption of CECL.

•Deposits of $4.38 billion as of December 31, 2020 increased $534.0 million from December 31, 2019. Increases of $503.7 million, $97.1 million, $62.0 million, and $57.1 million in noninterest bearing deposits, wholesale non-maturity deposits, savings accounts, and money market accounts, respectively, were offset by decreases of $73.6 million, $59.1 million, and $53.2 million in retail time deposits, interest-bearing demand accounts, and wholesale time deposits, respectively. The increase in noninterest bearing deposits was primarily due to the Bank's Paycheck Protection Program loan customers depositing loan funds into Bank deposit accounts during the second quarter of 2020.

•Borrowings of $232.9 million as of December 31, 2020, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $433.1 million from December 31, 2019, primarily due to decreases of $421.1 million and $12.4 million in short-term borrowings and long-term

FHLB advances, respectively. The increase in deposits reduced the need to obtain wholesale funding at December 31, 2020 as compared to December 31, 2019.

•Wealth assets totaled $18.98 billion as of December 31, 2020, an increase of $2.43 billion from December 31, 2019. As of December 31, 2020, wealth assets consisted of $11.86 billion of wealth assets where fees are set at fixed amounts, an increase of $2.28 billion from December 31, 2019, and $7.12 billion of wealth assets where fees are predominantly determined based on the market value of the assets held in their accounts, an increase of $144.5 million from December 31, 2019.

•The capital ratios for the Bank and the Corporation, as of December 31, 2020, as shown in the attached tables, indicate regulatory capital levels in excess of the regulatory minimums and the levels necessary for the Bank to be considered “well capitalized.” In September 2020, the U.S. banking agencies issued a final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period. This final rule is consistent with the interim final rule issued by the U.S. banking agencies in March 2020. The current and prior quarter ratios reflect the Corporation's election of the five-year transition provision.

EARNINGS CONFERENCE CALL

The Corporation will hold a fourth quarter 2020 earnings conference call at 8:30 a.m. Eastern Time on Friday, January 22, 2021. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through 9:00 a.m. Eastern Time on Monday, February 22, 2021. This recording may be obtained by calling 1-877-344-7529, referring to conference number 10151203.

The Corporation will simultaneously broadcast the earnings conference call live over the Internet through a webcast on the investor relations portion of the Corporation’s website. To access the call via the Internet, please visit the website at http://services.choruscall.com/links/bmtc210122.html. An online archive of the webcast will be available within one hour of the conclusion of the earnings conference call. Within 24 hours after the conclusion of the earnings conference call, an online transcript will be available at the following website: https://www.bmt.com/investors/presentations/.

The Corporation’s decision to hold an earnings conference call for the fourth quarter of 2020 is not indicative of the Corporation’s future plans with respect to earnings conference calls, and decisions regarding whether to continue holding earnings conference calls will be made at a future date.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This communication contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “strategy,” “forecast,” “project,” “annualized,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this communication are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. The COVID-19 pandemic (the “Pandemic”) is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the Pandemic or changes in Presidential administration, could affect us in substantial and unpredictable ways. Other factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss model, which has changed how we estimate credit losses and may result in further increases in the required level of our allowance for credit losses; unanticipated regulatory or legal proceedings, outcomes of litigation or other contingencies; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; social or civil unrest; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; uncertainty regarding the future of LIBOR; the impact of public health issues and pandemics, and their effects on the economic and business environments in which we operate; the effect of the Pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; and other factors as described in our securities filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements and information set forth herein are based on Corporation management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC, including our most recent Quarterly Report on Form 10-Q.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$85,026	$241,763	$448,113	$69,239	$42,328
Investment securities	1,198,346	584,529	550,974	537,592	1,027,182
Loans held for sale	6,000	4,574	4,116	2,785	4,249
Portfolio loans and leases	3,628,411	3,676,684	3,722,165	3,767,166	3,689,313
Allowance for credit losses ("ACL") on loans and leases	(53,709)	(56,428)	(54,974)	(54,070)	(22,602)
Goodwill and other intangible assets	199,576	200,445	201,315	202,225	203,143
Total assets	5,432,022	5,046,939	5,271,311	4,923,033	5,263,259
Deposits - interest-bearing	2,974,411	2,783,188	3,026,152	2,850,986	2,944,072
Deposits - non-interest-bearing	1,401,843	1,230,391	1,217,496	927,922	898,173
Short-term borrowings	72,161	23,456	28,891	162,045	493,219
Long-term FHLB advances	39,906	44,872	44,837	47,303	52,269
Subordinated notes	98,883	98,839	98,794	98,750	98,705
Jr. subordinated debentures	21,935	21,889	21,843	21,798	21,753
Total liabilities	4,809,700	4,434,322	4,667,637	4,329,854	4,651,032
Total shareholders' equity	622,322	612,617	603,674	593,179	612,227
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	245,904	336,225	195,966	50,330	66,060	207,535	46,408
Investment securities	701,258	574,094	542,321	542,876	593,289	590,397	593,409
Loans held for sale	2,836	4,393	3,805	2,319	4,160	3,340	3,286
Portfolio loans and leases	3,654,736	3,697,102	3,936,227	3,736,067	3,594,449	3,755,595	3,530,416
Total interest-earning assets	4,604,734	4,611,814	4,678,319	4,331,592	4,257,958	4,556,867	4,173,519
Goodwill and intangible assets	200,060	200,931	201,823	202,760	203,663	201,389	205,143
Total assets	5,124,702	5,157,588	5,226,074	4,844,918	4,775,407	5,088,609	4,683,901
Deposits - interest-bearing	2,765,941	2,891,652	2,969,113	2,853,712	2,799,050	2,869,878	2,761,463
Short-term borrowings	29,130	29,913	136,816	140,585	121,612	83,813	129,457
Long-term FHLB advances	43,634	44,849	46,161	47,335	53,443	45,488	51,709
Subordinated notes	98,860	98,815	98,770	98,725	98,681	98,793	98,612
Jr. subordinated debentures	21,905	21,859	21,814	21,768	21,726	21,837	21,660
Total interest-bearing liabilities	2,959,470	3,087,088	3,272,674	3,162,125	3,094,512	3,119,809	3,062,901
Total liabilities	4,507,444	4,548,395	4,625,511	4,229,908	4,168,899	4,478,088	4,094,946
Total shareholders' equity	617,258	609,193	600,563	615,010	606,508	610,521	588,955

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Income Statement
Net interest income	$35,037	$35,032	$37,385	$36,333	$35,985	$143,787	$147,641
(Release of) provision for credit losses	(1,209)	4,101	3,435	35,350	2,404	41,677	8,595
Noninterest income	22,006	21,099	20,566	18,300	23,255	81,971	82,184
Noninterest expense	38,624	35,197	35,503	33,403	36,251	142,727	146,427
Income tax expense (benefit)	4,094	3,709	4,010	(2,957)	4,202	8,856	15,607
Net income (loss)	15,534	13,124	15,003	(11,163)	16,383	32,498	59,196
Net loss attributable to noncontrolling interest	(3)	(40)	(32)	—	(1)	(75)	(10)
Net income (loss) attributable to Bryn Mawr Bank Corporation	15,537	13,164	15,035	(11,163)	16,384	32,573	59,206
Basic earnings per share	0.78	0.66	0.75	(0.56)	0.81	1.63	2.94
Diluted earnings per share	0.78	0.66	0.75	(0.56)	0.81	1.63	2.93
Net income (loss) (core) (1)	15,518	13,164	15,399	(11,163)	16,384	32,918	62,759
Basic earnings per share (core) (1)	0.78	0.66	0.77	(0.56)	0.81	1.65	3.12
Diluted earnings per share (core) (1)	0.77	0.66	0.77	(0.56)	0.81	1.64	3.10
Dividends paid or accrued per share	0.27	0.27	0.26	0.26	0.26	1.06	1.02
Profitability Indicators
Return on average assets	1.21%	1.02%	1.16%	(0.93)%	1.36%	0.64%	1.26%
Return on average equity	10.01%	8.60%	10.07%	(7.30)%	10.72%	5.34%	10.05%
Return on tangible equity(1)	15.44%	13.47%	15.86%	(10.17)%	16.85%	8.63%	16.18%
Return on tangible equity (core)(1)	15.42%	13.47%	16.23%	(10.17)%	16.85%	8.72%	17.10%
Return on average assets (core)(1)	1.20%	1.02%	1.19%	(0.93)%	1.36%	0.65%	1.34%
Return on average equity (core)(1)	10.00%	8.60%	10.31%	(7.30)%	10.72%	5.39%	10.66%
Tax-equivalent net interest margin	3.04%	3.03%	3.22%	3.38%	3.36%	3.16%	3.55%
Efficiency ratio(1)	64.81%	61.16%	58.75%	59.46%	59.58%	60.96%	60.10%
Share Data
Closing share price	$30.60	$24.87	$27.66	$28.38	$41.24
Book value per common share	$31.18	$30.70	$30.29	$29.78	$30.42
Tangible book value per common share(1)	$21.22	$20.69	$20.23	$19.66	$20.36
Price / book value	98.14%	81.01%	91.32%	95.30%	135.57%
Price / tangible book value(1)	144.20%	120.20%	136.73%	144.35%	202.55%
Weighted average diluted shares outstanding	20,027,658	20,021,617	20,008,219	20,053,159	20,213,008	20,042,345	20,233,371
Shares outstanding, end of period	19,960,294	19,958,186	19,927,893	19,921,524	20,126,296
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$18,976,544	$17,244,307	$17,012,903	$15,593,732	$16,548,060
Fees for wealth management services	$12,588	$11,707	$9,069	$11,168	$11,672

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	11.53%	12.02%	11.68%	11.10%	11.47%
Total capital to RWA	12.74%	13.27%	12.93%	12.33%	12.09%
Tier I leverage ratio	8.78%	9.16%	8.75%	9.12%	9.37%
Tangible equity ratio (1)	8.27%	9.36%	8.67%	8.98%	8.58%
Common equity Tier I capital to RWA	11.53%	12.02%	11.68%	11.10%	11.47%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	11.85%	11.48%	11.27%	10.80%	11.42%
Total capital to RWA	15.54%	15.19%	15.14%	14.62%	14.69%
Tier I leverage ratio	9.03%	8.75%	8.44%	8.88%	9.33%
Tangible equity ratio (1)	8.09%	8.52%	7.95%	8.30%	8.10%
Common equity Tier I capital to RWA	11.28%	10.92%	10.71%	10.25%	10.86%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$2,340	$2,187	$3,398	$4,073	$400	$7,925	$5,331

Loans and leases risk-rated Special Mention	$68,892	$48,267	$55,171	$14,833	$19,922
Total classified loans and leases	153,011	175,501	154,687	60,972	66,901
Total criticized loans and leases	$221,903	$223,768	$209,858	$75,805	$86,823

Nonperforming loans and leases ("NPL"s)	$5,306	$8,597	$8,418	$7,557	$10,648
Other real estate owned ("OREO")	—	—	—	—	—
Total nonperforming assets ("NPA"s)	$5,306	$8,597	$8,418	$7,557	$10,648

Nonperforming loans and leases 30 or more days past due	$2,001	$4,153	$3,223	$3,380	$6,314
Performing loans and leases 30 to 89 days past due	10,847	9,351	10,022	19,930	7,196
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$12,848	$13,504	$13,245	$23,310	$13,510

Delinquent loans and leases to total loans and leases	0.35%	0.37%	0.36%	0.62%	0.37%
Delinquent performing loans and leases to total loans and leases	0.30%	0.25%	0.27%	0.53%	0.19%
NCOs / average loans and leases (annualized)	0.25%	0.24%	0.35%	0.44%	0.04%	0.21%	0.15%
NPLs / total portfolio loans and leases	0.15%	0.23%	0.23%	0.20%	0.29%
NPAs / total loans and leases and OREO	0.15%	0.23%	0.23%	0.20%	0.29%
NPAs / total assets	0.10%	0.17%	0.16%	0.15%	0.20%
ACL / NPLs	1,012.23%	656.37%	653.05%	715.50%	212.27%
ACL / classified loans and leases	35.10%	32.15%	35.54%	88.68%	33.78%
ACL / criticized loans and leases	24.20%	25.22%	26.20%	71.33%	26.03%
ACL / portfolio loans	1.48%	1.53%	1.48%	1.44%	0.61%
ACL for originated loans and leases / Originated loans and leases (1)	1.50%	1.56%	1.51%	1.47%	0.68%
(Total ACL + Loan mark) / Total Gross portfolio loans and leases (1)	1.65%	1.73%	1.69%	1.68%	0.91%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,737	$1,393	$1,792	$3,248	$3,018
TDRs in compliance with modified terms	7,046	8,590	10,013	4,852	5,071
Total TDRs	$8,783	$9,983	$11,805	$8,100	$8,089
(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Assets
Cash and due from banks	$11,287	$15,670	$16,408	$17,803	$11,603
Interest-bearing deposits with banks	85,026	241,763	448,113	69,239	42,328
Cash and cash equivalents	96,313	257,433	464,521	87,042	53,931
Investment securities, available for sale	1,174,964	564,774	530,581	516,466	1,005,984
Investment securities, held to maturity	14,759	11,725	12,592	13,369	12,577
Investment securities, trading	8,623	8,030	7,801	7,757	8,621
Loans held for sale	6,000	4,574	4,116	2,785	4,249
Portfolio loans and leases, originated	3,380,727	3,396,068	3,422,890	3,424,601	3,320,816
Portfolio loans and leases, acquired	247,684	280,616	299,275	342,565	368,497
Total portfolio loans and leases	3,628,411	3,676,684	3,722,165	3,767,166	3,689,313
Less: Allowance for credit losses on originated loans and leases	(50,783)	(52,968)	(51,659)	(50,365)	(22,526)
Less: Allowance for credit losses on acquired loans and leases	(2,926)	(3,460)	(3,315)	(3,705)	(76)
Total allowance for credit losses on loans and lease	(53,709)	(56,428)	(54,974)	(54,070)	(22,602)
Net portfolio loans and leases	3,574,702	3,620,256	3,667,191	3,713,096	3,666,711
Premises and equipment	56,662	60,369	61,778	63,144	64,965
Operating lease right-of-use assets	34,601	38,536	39,348	40,157	40,961
Accrued interest receivable	15,440	16,609	15,577	12,017	12,482
Mortgage servicing rights	2,626	2,881	3,440	4,115	4,450
Bank owned life insurance	60,393	60,072	59,728	59,399	59,079
Federal Home Loan Bank ("FHLB") stock	12,666	4,506	4,506	11,928	23,744
Goodwill	184,012	184,012	184,012	184,012	184,012
Intangible assets	15,564	16,433	17,303	18,213	19,131
Other investments	17,742	17,129	17,055	16,786	16,683
Other assets	156,955	179,600	181,762	172,747	85,679
Total assets	$5,432,022	$5,046,939	$5,271,311	$4,923,033	$5,263,259

Liabilities
Deposits
Noninterest-bearing	$1,401,843	$1,230,391	$1,217,496	$927,922	$898,173
Interest-bearing	2,974,411	2,783,188	3,026,152	2,850,986	2,944,072
Total deposits	4,376,254	4,013,579	4,243,648	3,778,908	3,842,245
Short-term borrowings	72,161	23,456	28,891	162,045	493,219
Long-term FHLB advances	39,906	44,872	44,837	47,303	52,269
Subordinated notes	98,883	98,839	98,794	98,750	98,705
Jr. subordinated debentures	21,935	21,889	21,843	21,798	21,753
Operating lease liabilities	40,284	42,895	43,693	44,482	45,258
Accrued interest payable	6,277	7,984	7,907	7,230	6,248
Other liabilities	154,000	180,808	178,024	169,338	91,335
Total liabilities	4,809,700	4,434,322	4,667,637	4,329,854	4,651,032

Shareholders' equity
Common stock	24,714	24,710	24,662	24,655	24,650
Paid-in capital in excess of par value	381,653	380,770	380,167	379,495	378,606
Less: common stock held in treasury, at cost	(89,164)	(89,100)	(88,612)	(88,540)	(81,174)
Accumulated other comprehensive income, net of tax	8,948	10,139	9,019	8,869	2,187
Retained earnings	296,941	286,865	279,165	269,395	288,653
Total Bryn Mawr Bank Corporation shareholders' equity	623,092	613,384	604,401	593,874	612,922
Noncontrolling interest	(770)	(767)	(727)	(695)	(695)
Total shareholders' equity	622,322	612,617	603,674	593,179	612,227
Total liabilities and shareholders' equity	$5,432,022	$5,046,939	$5,271,311	$4,923,033	$5,263,259

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases(1) as of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Commercial real estate - nonowner-occupied	$1,435,575	$1,382,757	$1,375,904	$1,354,416	$1,337,167
Commercial real estate - owner-occupied	578,509	568,219	542,688	530,667	527,607
Home equity lines of credit	169,337	179,125	194,767	209,278	224,262
Residential mortgage - 1st liens	621,369	660,923	695,270	710,495	706,690
Residential mortgage - junior liens	23,795	26,150	33,644	35,583	36,843
Construction	161,308	186,415	212,374	221,116	202,198
Total real estate loans	2,989,893	3,003,589	3,054,647	3,061,555	3,034,767
Commercial & Industrial	446,438	465,315	457,529	491,298	432,227
Consumer	39,683	47,043	43,762	45,951	57,241
Leases	152,397	160,737	166,227	168,362	165,078
Total non-real estate loans and leases	638,518	673,095	667,518	705,611	654,546
Total portfolio loans and leases	$3,628,411	$3,676,684	$3,722,165	$3,767,166	$3,689,313

	Nonperforming Loans and Leases(1) as of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Commercial real estate - nonowner-occupied	$57	$849	$245	$181	$199
Commercial real estate - owner-occupied	1,659	3,597	4,046	2,543	4,159
Home equity lines of credit	729	890	915	758	636
Residential mortgage - 1st liens	99	862	912	1,080	2,447
Residential mortgage - junior liens	85	50	72	79	83
Total nonperforming real estate loans	2,629	6,248	6,190	4,641	7,524
Commercial & Industrial	1,775	1,784	1,973	2,692	2,180
Consumer	30	31	36	52	61
Leases	872	534	219	172	883
Total nonperforming non-real estate loans and leases	2,677	2,349	2,228	2,916	3,124
Total nonperforming portfolio loans and leases	$5,306	$8,597	$8,418	$7,557	$10,648

	Net Loan and Lease Charge-Offs (Recoveries)(1) for the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Commercial real estate - nonowner-occupied	$240	$(2)	$(4)	$(2)	$(1,067)
Commercial real estate - owner-occupied	382	494	1,234	—	190
Home equity lines of credit	—	—	(4)	114	33
Residential mortgage - 1st liens	—	(13)	420	727	378
Residential mortgage - junior liens	—	—	—	—	—
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	621	478	1,645	838	(467)
Commercial & Industrial	897	1,522	499	612	57
Consumer	409	134	238	261	227
Leases	413	53	1,016	2,362	583
Total net charge-offs of non-real estate loans and leases	1,719	1,709	1,753	3,235	867
Total net charge-offs	$2,340	$2,187	$3,398	$4,073	$400
(1)In conjunction with the adoption of CECL, the Corporation has revised its portfolio segmentation to align with the methodology applied in determining the ACL) for loans and leases under CECL, which is based on Federal call report codes which classify loans based on the primary collateral supporting the loan. Portfolio segmentation prior to the adoption of CECL was based on product type or purpose. As such, certain reclassifications were made to conform previous years to the current year's presentation.

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
U.S. Treasury securities	$500,100	$100	$100	$101	$500,101
Obligations of the U.S. Government and agencies	93,098	90,928	114,149	106,679	102,020
State & political subdivisions - tax-free	2,171	3,178	4,583	4,562	5,379
Mortgage-backed securities	453,857	431,822	377,204	374,775	366,002
Collateralized mortgage obligations	19,263	22,253	25,873	29,699	31,832
Collateralized loan obligations	94,404	6,500	—	—	—
Corporate bonds	11,421	9,343	8,022	—	—
Other debt securities	650	650	650	650	650
Total investment securities available for sale, at fair value	$1,174,964	$564,774	$530,581	$516,466	$1,005,984

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
U.S. Treasury securities	$5	$—	$—	$1	$35
Obligations of the U.S. Government and agencies	649	995	1,103	1,036	(159)
State & political subdivisions - tax-free	22	27	30	10	13
Mortgage-backed securities	12,282	12,901	11,683	11,554	5,025
Collateralized mortgage obligations	583	662	702	778	36
Collateralized loan obligations	(96)	—	—	—	—
Corporate bonds	421	343	22	—	—
Total unrealized gains on investment securities available for sale	$13,866	$14,928	$13,540	$13,379	$4,950

	Deposits
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Interest-bearing deposits:
Interest-bearing demand	$885,802	$815,561	$910,441	$750,127	$944,915
Money market	1,163,620	1,199,429	1,239,523	1,133,952	1,106,478
Savings	282,406	245,167	249,636	247,799	220,450
Retail time deposits	331,527	366,245	400,186	406,828	405,123
Wholesale non-maturity deposits	275,011	77,356	146,463	198,888	177,865
Wholesale time deposits	36,045	79,430	79,903	113,392	89,241
Total interest-bearing deposits	2,974,411	2,783,188	3,026,152	2,850,986	2,944,072
Noninterest-bearing deposits	1,401,843	1,230,391	1,217,496	927,922	898,173
Total deposits	$4,376,254	$4,013,579	$4,243,648	$3,778,908	$3,842,245

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Interest income:
Interest and fees on loans and leases	$35,632	$36,799	$40,690	$42,795	$43,220	$155,916	$178,367
Interest on cash and cash equivalents	62	85	37	111	195	295	543
Interest on investment securities	2,717	2,658	2,894	3,201	3,545	11,470	14,479
Total interest income	38,411	39,542	43,621	46,107	46,960	167,681	193,389
Interest expense:
Interest on deposits	1,891	2,967	4,476	7,637	8,674	16,971	35,936
Interest on short-term borrowings	9	8	232	453	555	702	2,792
Interest on FHLB advances	226	234	155	244	279	859	1,069
Interest on jr. subordinated debentures	205	207	229	295	323	936	1,373
Interest on subordinated notes	1,043	1,094	1,144	1,145	1,144	4,426	4,578
Total interest expense	3,374	4,510	6,236	9,774	10,975	23,894	45,748
Net interest income	35,037	35,032	37,385	36,333	35,985	143,787	147,641
(Release of) provision for credit losses ("PCL")	(1,209)	4,101	3,435	35,350	2,404	41,677	8,595
Net interest income after PCL	36,246	30,931	33,950	983	33,581	102,110	139,046
Noninterest income:
Fees for wealth management services	12,588	11,707	9,069	11,168	11,672	44,532	44,400
Insurance commissions	1,393	1,682	1,303	1,533	1,666	5,911	6,877
Capital markets revenue	841	3,314	2,975	2,361	5,455	9,491	11,276
Service charges on deposits	756	663	603	846	858	2,868	3,374
Loan servicing and other fees	360	373	452	461	489	1,646	2,206
Net gain on sale of loans	842	1,021	3,134	782	597	5,779	2,342
Net gain on sale of long-lived assets	2,297	—	—	—	—	2,297	—
Net gain (loss) on sale of other real estate owned	—	—	—	148	(48)	148	(84)
Dividends on FHLB and FRB stocks	337	127	243	444	432	1,151	1,505
Other operating income	2,592	2,212	2,787	557	2,134	8,148	10,288
Total noninterest income	22,006	21,099	20,566	18,300	23,255	81,971	82,184
Noninterest expense:
Salaries and wages	17,730	17,201	16,926	16,989	18,667	68,846	74,371
Employee benefits	2,858	3,026	3,221	3,500	2,685	12,605	13,456
Occupancy and bank premises	3,624	3,055	3,033	3,015	3,206	12,727	12,591
Furniture, fixtures and equipment	2,400	2,481	2,120	2,431	2,401	9,432	9,693
Impairment of long-lived assets	1,605	—	—	—	—	1,605	—
Advertising	554	458	196	401	599	1,609	2,105
Amortization of intangible assets	869	870	910	918	953	3,567	3,801
Professional fees	1,767	1,718	1,575	1,368	1,754	6,428	5,434
Pennsylvania bank shares tax	(339)	115	116	116	42	8	1,478
Data processing	1,501	1,403	1,479	1,394	1,517	5,777	5,517
Other operating expenses	6,055	4,870	5,927	3,271	4,427	20,123	17,981
Total noninterest expense	38,624	35,197	35,503	33,403	36,251	142,727	146,427
Income (loss) before income taxes	19,628	16,833	19,013	(14,120)	20,585	41,354	74,803
Income tax expense (benefit)	4,094	3,709	4,010	(2,957)	4,202	8,856	15,607
Net income (loss)	$15,534	$13,124	$15,003	$(11,163)	$16,383	$32,498	$59,196
Net loss attributable to noncontrolling interest	(3)	(40)	(32)	—	(1)	(75)	(10)
Net income (loss) attributable to Bryn Mawr Bank Corporation	$15,537	$13,164	$15,035	$(11,163)	$16,384	$32,573	$59,206

Per share data:
Weighted average shares outstanding	19,958,567	19,945,634	19,926,737	20,053,159	20,124,553	19,970,921	20,142,306
Dilutive common shares	69,091	75,983	81,482	—	88,455	71,424	91,065
Weighted average diluted shares	20,027,658	20,021,617	20,008,219	20,053,159	20,213,008	20,042,345	20,233,371
Basic earnings per common share	$0.78	$0.66	$0.75	$(0.56)	$0.81	$1.63	$2.94
Diluted earnings per common share	$0.78	$0.66	$0.75	$(0.56)	$0.81	$1.63	$2.93
Dividends paid or accrued per share	$0.27	$0.27	$0.26	$0.26	$0.26	$1.06	$1.02
Effective tax rate	20.86%	22.03%	21.09%	20.94%	20.41%	21.42%	20.86%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Nine Months Ended
	December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019			December 31, 2020			December 31, 2019
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$245,904	$62	0.10%	$336,225	$85	0.10%	$195,966	$37	0.08%	$50,330	$111	0.89%	$66,060	$195	1.17%	$207,535	$295	0.14%	$46,408	$543	1.17%
Investment securities - available for sale:
Taxable	675,642	2,561	1.51%	550,199	2,562	1.85%	516,823	2,775	2.16%	516,244	3,065	2.39%	566,359	3,334	2.34%	564,990	10,963	1.94%	566,645	13,862	2.45%
Tax-exempt	2,490	16	2.56%	3,690	23	2.48%	4,572	26	2.29%	4,909	28	2.29%	5,844	33	2.24%	3,911	93	2.38%	7,428	167	2.25%
Total investment securities - available for sale	678,132	2,577	1.51%	553,889	2,585	1.86%	521,395	2,801	2.16%	521,153	3,093	2.39%	572,203	3,367	2.33%	568,901	11,056	1.94%	574,073	14,029	2.44%

Investment securities - held to maturity	15,093	57	1.50%	12,248	57	1.85%	13,126	73	2.24%	13,195	87	2.65%	12,756	84	2.61%	13,417	274	2.04%	11,099	302	2.72%
Investment securities - trading	8,033	86	4.26%	7,957	21	1.05%	7,800	24	1.24%	8,528	25	1.18%	8,330	99	4.72%	8,079	156	1.93%	8,237	172	2.09%

Loans and leases *	3,657,572	35,734	3.89%	3,701,495	36,901	3.97%	3,940,032	40,779	4.16%	3,738,386	42,898	4.62%	3,598,609	43,326	4.78%	3,758,935	156,312	4.16%	3,533,702	178,829	5.06%

Total interest-earning assets	4,604,734	38,516	3.33%	4,611,814	39,649	3.42%	4,678,319	43,714	3.76%	4,331,592	46,214	4.29%	4,257,958	47,071	4.39%	4,556,867	168,093	3.69%	4,173,519	193,875	4.65%

Cash and due from banks	13,192			16,557			16,263			12,479			9,829			14,654			12,703
Less: allowance for loan and lease losses	(55,634)			(55,285)			(54,113)			(25,786)			(21,124)			(47,747)			(20,828)
Other assets	562,410			584,502			585,605			526,633			528,744			564,835			518,507

Total assets	$5,124,702			$5,157,588			$5,226,074			$4,844,918			$4,775,407			$5,088,609			$4,683,901

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$2,285,807	$495	0.09%	$2,282,591	$1,042	0.18%	$2,313,150	$2,341	0.41%	$2,197,279	$4,981	0.91%	$2,149,623	$5,659	1.04%	$2,269,786	$8,859	0.39%	$1,969,205	$19,908	1.01%
Wholesale deposits	130,660	293	0.89%	223,527	465	0.83%	245,052	486	0.80%	253,322	977	1.55%	214,229	1,024	1.90%	212,943	2,221	1.04%	300,148	6,908	2.30%
Retail time deposits	349,474	1,103	1.26%	385,534	1,460	1.51%	410,911	1,649	1.61%	403,111	1,679	1.68%	435,198	1,991	1.82%	387,149	5,891	1.52%	492,110	9,120	1.85%
Total interest-bearing deposits	2,765,941	1,891	0.27%	2,891,652	2,967	0.41%	2,969,113	4,476	0.61%	2,853,712	7,637	1.08%	2,799,050	8,674	1.23%	2,869,878	16,971	0.59%	2,761,463	35,936	1.30%

Borrowings:
Short-term borrowings	29,130	9	0.12%	29,913	8	0.11%	136,816	232	0.68%	140,585	453	1.30%	121,612	555	1.81%	83,813	702	0.84%	129,457	2,792	2.16%
Long-term FHLB advances	43,634	226	2.06%	44,849	234	2.08%	46,161	155	1.35%	47,335	244	2.07%	53,443	279	2.07%	45,488	859	1.89%	51,709	1,069	2.07%
Subordinated notes	98,860	1,043	4.20%	98,815	1,094	4.40%	98,770	1,144	4.66%	98,725	1,145	4.66%	98,681	1,144	4.60%	98,793	4,426	4.48%	98,612	4,578	4.64%
Jr. subordinated debt	21,905	205	3.72%	21,859	207	3.77%	21,814	229	4.22%	21,768	295	5.45%	21,726	323	5.90%	21,837	936	4.29%	21,660	1,373	6.34%
Total borrowings	193,529	1,483	3.05%	195,436	1,543	3.14%	303,561	1,760	2.33%	308,413	2,137	2.79%	295,462	2,301	3.09%	249,931	6,923	2.77%	301,438	9,812	3.26%

Total interest-bearing liabilities	2,959,470	3,374	0.45%	3,087,088	4,510	0.58%	3,272,674	6,236	0.77%	3,162,125	9,774	1.24%	3,094,512	10,975	1.41%	3,119,809	23,894	0.77%	3,062,901	45,748	1.49%

Noninterest-bearing deposits	1,267,795			1,220,570			1,126,139			894,264			915,128			1,127,831			900,156
Other liabilities	280,179			240,737			226,698			173,519			159,259			230,448			131,889
Total noninterest-bearing liabilities	1,547,974			1,461,307			1,352,837			1,067,783			1,074,387			1,358,279			1,032,045

Total liabilities	4,507,444			4,548,395			4,625,511			4,229,908			4,168,899			4,478,088			4,094,946

Shareholders' equity	617,258			609,193			600,563			615,010			606,508			610,521			588,955

Total liabilities and shareholders' equity	$5,124,702			$5,157,588			$5,226,074			$4,844,918			$4,775,407			$5,088,609			$4,683,901

Net interest spread			2.88%			2.84%			2.99%			3.05%			2.98%			2.92%			3.16%
Effect of noninterest-bearing sources			0.16%			0.19%			0.23%			0.33%			0.38%			0.24%			0.39%

Tax-equivalent net interest margin		$35,142	3.04%		$35,139	3.03%		$37,478	3.22%		$36,440	3.38%		$36,096	3.36%		$144,199	3.16%		$148,127	3.55%

Tax-equivalent adjustment		$105	0.01%		$107	0.01%		$93	0.01%		$107	0.01%		$111	0.01%		$412	0.01%		$486	0.01%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Nine Months Ended
	December 31, 2020			September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$921	0.10%	$784	0.08%	$1,017	0.10%	$910	0.10%	$1,027	0.11%	$3,632	0.10%	$5,718	0.16%
Retail time deposits	Expense	(78)	(0.09)%	(96)	(0.10)%	(103)	(0.10)%	(118)	(0.12)%	(134)	(0.12)%	(395)	(0.10)%	(678)	(0.14)%
Long-term FHLB advances	Expense	35	0.32%	34	0.30%	35	0.30%	34	0.29%	34	0.25%	138	0.30%	135	0.26%
Jr. subordinated debt	Expense	46	0.84%	46	0.84%	45	0.83%	45	0.83%	44	0.80%	182	0.83%	173	0.80%
Net interest income from fair value marks		$918		$800		$1,040		$949		$1,083		$3,707		$6,088
Purchase accounting effect on tax-equivalent margin			0.08%		0.07%		0.09%		0.09%		0.10%		0.08%		0.15%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$15,537	$13,164	$15,035	$(11,163)	$16,384	$32,573	$59,206
Less: Tax-effected non-core noninterest income:
Gain on sale of PPP loans	—	—	(1,905)	—	—	(1,905)	—
BMT Investment Advisers wind-down costs	—	—	1,744	—	—	1,744	—
Gain on sale of buildings	(1,813)	—	—	—	—	(1,813)	—
Add: Tax-effected non-core noninterest expense items:
Voluntary years of service incentive program expenses	—	—	—	—	—	—	3,553
BMT Investment Advisers wind-down costs	—	—	100	—	—	100	—
Severance associated with staff reduction	—	—	425	—	—	425	—
Gain on early lease termination	(107)	—	—	—	—	(107)	—
Impairment of long-lived assets	1,268	—	—	—	—	1,268	—
Disposal expense of premises and equipment	633	—	—	—	—	633	—
Net income (loss) (core) (a non-GAAP measure)	$15,518	$13,164	$15,399	$(11,163)	$16,384	$32,918	$62,759

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	19,958,567	19,945,634	19,926,737	20,053,159	20,124,553	19,970,921	20,142,306
Dilutive common shares	69,091	75,983	81,482	—	88,455	71,424	91,065
Weighted average diluted shares	20,027,658	20,021,617	20,008,219	20,053,159	20,213,008	20,042,345	20,233,371
Basic earnings per common share (core) (a non-GAAP measure)	$0.78	$0.66	$0.77	$(0.56)	$0.81	$1.65	$3.12
Diluted earnings per common share (core) (a non-GAAP measure)	$0.77	$0.66	$0.77	$(0.56)	$0.81	$1.64	$3.10

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$15,537	$13,164	$15,035	$(11,163)	$16,384	$32,573	$59,206
Add: Tax-effected amortization and impairment of intangible assets	687	687	719	725	753	2,818	3,003
Net tangible (loss) income (numerator)	$16,224	$13,851	$15,754	$(10,438)	$17,137	$35,391	$62,209

Average shareholders' equity	$617,258	$609,193	$600,563	$615,010	$606,508	$610,521	$588,955
Less: Average Noncontrolling interest	769	739	696	695	694	725	690
Less: Average goodwill and intangible assets	(200,060)	(200,931)	(201,823)	(202,760)	(203,663)	(201,389)	(205,143)
Net average tangible equity (denominator)	$417,967	$409,001	$399,436	$412,945	$403,539	$409,857	$384,502

Return on tangible equity (a non-GAAP measure)	15.44%	13.47%	15.86%	(10.17)%	16.85%	8.63%	16.18%

Calculation of Return on Average Tangible Equity (core):
Net income (loss) (core) (a non-GAAP measure)	$15,518	$13,164	$15,399	$(11,163)	$16,384	$32,918	$62,759
Add: Tax-effected amortization and impairment of intangible assets	687	687	719	725	753	2,818	3,003
Net tangible income (loss) (core) (numerator)	$16,205	$13,851	$16,118	$(10,438)	$17,137	$35,736	$65,762

Average shareholders' equity	$617,258	$609,193	$600,563	$615,010	$606,508	$610,521	$588,955
Less: Average Noncontrolling interest	769	739	696	695	694	725	690
Less: Average goodwill and intangible assets	(200,060)	(200,931)	(201,823)	(202,760)	(203,663)	(201,389)	(205,143)
Net average tangible equity (denominator)	$417,967	$409,001	$399,436	$412,945	$403,539	$409,857	$384,502

Return on tangible equity (core) (a non-GAAP measure)	15.42%	13.47%	16.23%	(10.17)%	16.85%	8.72%	17.10%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$622,322	$612,617	$603,674	$593,179	$612,227
Less: Noncontrolling interest	770	767	727	695	695
Less: Goodwill and intangible assets	(199,576)	(200,445)	(201,315)	(202,225)	(203,143)
Net tangible equity (numerator)	$423,516	$412,939	$403,086	$391,649	$409,779

Total assets	$5,432,022	$5,046,939	$5,271,311	$4,923,033	$5,263,259
Less: Goodwill and intangible assets	(199,576)	(200,445)	(201,315)	(202,225)	(203,143)
Tangible assets (denominator)	$5,232,446	$4,846,494	$5,069,996	$4,720,808	$5,060,116

Tangible equity ratio (BMBC)(1)	8.09%	8.52%	7.95%	8.30%	8.10%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$630,880	$653,317	$639,711	$624,959	$624,030
Less: Noncontrolling interest	770	767	727	695	695
Less: Goodwill and intangible assets	(199,330)	(200,200)	(201,069)	(201,979)	(190,694)
Net tangible equity (numerator)	$432,320	$453,499	$439,369	$423,675	$434,031

Total assets	$5,428,909	$5,043,099	$5,267,536	$4,919,004	$5,247,649
Less: Goodwill and intangible assets	(199,330)	(200,200)	(201,069)	(201,979)	(190,694)
Tangible assets (denominator)	$5,229,579	$4,842,899	$5,066,467	$4,717,025	$5,056,955

Tangible equity ratio (BMTC)(1)	8.27%	9.36%	8.67%	8.98%	8.58%

Calculation of tangible book value per common share:
Total shareholders' equity	$622,322	$612,617	$603,674	$593,179	$612,227
Less: Noncontrolling interest	770	767	727	695	695
Less: Goodwill and intangible assets	(199,576)	(200,445)	(201,315)	(202,225)	(203,143)
Net tangible equity (numerator)	$423,516	$412,939	$403,086	$391,649	$409,779

Shares outstanding, end of period (denominator)	19,960,294	19,958,186	19,927,893	19,921,524	20,126,296

Tangible book value per common share (a non-GAAP measure)	$21.22	$20.69	$20.23	$19.66	$20.36

Calculation of price / tangible book value:
Closing share price	$30.60	$24.87	$27.66	$28.38	$41.24
Tangible book value per common share	$21.22	$20.69	$20.23	$19.66	$20.36
Price / tangible book value (a non-GAAP measure)	144.20%	120.20%	136.73%	144.35%	202.55%

(1)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed. Beginning with the March 31, 2020 call report, the capital ratios reflect the Corporation’s election of a five-year transition provision to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.21%	1.02%	1.16%	(0.93)%	1.36%	0.64%	1.26%
Effect of adjustment to GAAP net income to core net income	(0.01)%	—%	0.03%	—%	—%	0.01%	0.08%
Return on average assets (core)	1.20%	1.02%	1.19%	(0.93)%	1.36%	0.65%	1.34%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	10.01%	8.60%	10.07%	(7.30)%	10.72%	5.34%	10.05%
Effect of adjustment to GAAP net income to core net income	(0.01)%	—%	0.24%	—%	—%	0.05%	0.61%
Return on average equity (core)	10.00%	8.60%	10.31%	(7.30)%	10.72%	5.39%	10.66%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.04%	3.03%	3.22%	3.38%	3.36%	3.16%	3.55%
Effect of fair value marks	0.08%	0.07%	0.09%	0.09%	0.10%	0.08%	0.15%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	2.96%	2.96%	3.13%	3.29%	3.26%	3.08%	3.40%

Calculation of Tax-equivalent net interest income adjusting for the impact of purchase accounting
Tax-equivalent net interest income	$35,142	$35,139	$37,478	$36,440	$36,096	$144,199	$148,127
Effect of fair value marks	918	800	1,040	949	1,083	3,707	6,088
Tax-equivalent net interest income adjusting for the impact of purchase accounting	$34,224	$34,339	$36,438	$35,491	$35,013	$140,492	$142,039

Calculation of Efficiency Ratio*:
Noninterest expense	$38,624	$35,197	$35,503	$33,403	$36,251	$142,727	$146,427
Less: certain noninterest expense items:
Amortization of intangibles	(869)	(870)	(910)	(918)	(953)	(3,567)	(3,801)
Voluntary years of service incentive program expenses	—	—	—	—	—	—	(4,498)
BMT Investment Advisers, Inc. wind-down costs	—	—	(127)	—	—	(127)	—
Severance associated with staff reduction	—	—	(538)	—	—	(538)	—
Gain on early lease termination	135	—	—	—	—	135	—
Impairment of long-lived assets	(1,605)	—	—	—	—	(1,605)	—
Disposal expense of premises and equipment	(801)	—	—	—	—	(801)	—
Noninterest expense (adjusted) (numerator)	$35,484	$34,327	$33,928	$32,485	$35,298	$136,224	$138,128

Noninterest income	$22,006	$21,099	$20,566	$18,300	$23,255	$81,971	$82,184
Less: non-core noninterest income items:
Gain on sale of PPP loans	—	—	(2,411)	—	—	—	—
BMT Investment Advisers, Inc. wind-down costs	—	—	2,207	—	—	—	—
Gain on sale of building	(2,295)	—	—	—	—	(2,295)	—
Noninterest income (core)	$19,711	$21,099	$20,362	$18,300	$23,255	$79,676	$82,184
Net interest income	35,037	35,032	37,385	36,333	35,985	143,787	147,641
Noninterest income (core) and net interest income (denominator)	$54,748	$56,131	$57,747	$54,633	$59,240	$223,463	$229,825

Efficiency ratio	64.81%	61.16%	58.75%	59.46%	59.58%	60.96%	60.10%

*In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Supplemental Loan and ACL on Loans and Leases Information Used to Calculate Non-GAAP Measures
Total ACL on loans and leases	$53,709	$56,428	$54,974	$54,070	$22,602
Less: ACL on acquired loans and leases	2,926	3,460	3,315	3,705	76
ACL on originated loans and leases	$50,783	$52,968	$51,659	$50,365	$22,526

Total ACL on loans and leases	$53,709	$56,428	$54,974	$54,070	$22,602
Loan mark on acquired loans	6,288	7,235	8,037	9,478	10,905
Total ACL on loans and leases + Loan mark	$59,997	$63,663	$63,011	$63,548	$33,507

Total Portfolio loans and leases	$3,628,411	$3,676,684	$3,722,165	$3,767,166	$3,689,313
Less: Originated loans and leases	3,380,727	3,396,068	3,422,890	3,424,601	3,320,816
Net acquired loans	$247,684	$280,616	$299,275	$342,565	$368,497
Add: Loan mark on acquired loans	6,288	7,235	8,037	9,478	10,905
Gross acquired loans (excludes loan mark)	$253,972	$287,851	$307,312	$352,043	$379,402
Originated loans and leases	3,380,727	3,396,068	3,422,890	3,424,601	3,320,816
Total Gross portfolio loans and leases	$3,634,699	$3,683,919	$3,730,202	$3,776,644	$3,700,218